George Nicholson
#302 675 W. Hasting St.
Tel: 604-682-1845

To:    United States Securities and Exchange Commission

I, George Nicholson, P.Eng. do hereby consent to the filing, with the regulatory authorities referred to above, of the technical report titled “Geology Report on the Willowvale Project” dated August, 2006 (the “Technical Report”) and to the written disclosure of the Technical Report and of extracts from or a summary of the Technical Report in the written disclosure in any Offering Memorandum, other offering documents, or an Annual Information Form of Sustut Exploration Inc.

I hereby certify that I have read Sustut’s Form SB-2 and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report in the written disclosure in the Offering Memorandum, other offering documents, or an Annual Information Form of Sustut Exploration Inc.

I hereby consent to the use of my name as a consultant to the Company.

Dated April 24, 2007

/s/George Nicholson
GEORGE NICHOLSON